UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

BURTECH ACQUISITION CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT No. 1 DATED DECEMBER 3, 2024

TO THE

PROXY STATEMENT OF

BURTECH ACQUISITION CORP.

1300 Pennsylvania Ave NW, Suite 700

Washington, DC 20004

NOTICE IS HEREBY GIVEN that a Special Annual Meeting of Stockholders (the “Special Annual Meeting”) of BurTech Acquisition Corp. (“BurTech”), a Delaware corporation, will still be held on December 9, 2024, at 11:30 a.m. Eastern Time. You can access information about the meeting at: https://www.cstproxy.com/burtechacq/ext2024.

The Company will be holding the Special Annual Meeting via teleconference using the following dial-in information:

US Toll Free: 877 853 5257 (US Toll Free)

International Toll: https://loeb.zoom.us/u/adQ6mRS26y

Conference ID: 271 031 2926

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT

This supplement No. 1 (“Supplement No.1”) contains additional information that supplements the Proxy Statement and we urge you to read this Supplement together with the Proxy Statement and the previous supplement filed on November 14, 2024 (“Supplement No.1”). To the extent that the information set forth herein differs from or updates information contained in the Proxy Statement, the information set forth herein shall supersede or supplement the information in the Proxy Statement. Defined terms used but not defined herein have the meanings set forth in the Proxy Statement and all page references are to pages in the Proxy Statement.

THE COMPANY MAKES THE FOLLOWING AMENDED AND SUPPLEMENTAL DISCLOSURES TO PROPOSAL 2 – THE TRUST AMENDMENT PROPOSAL AS FOLLOWS:

2.       Proposal 2 — THE TRUST AMENDMENT PROPOSAL: A proposal to amend BurTech’s investment management trust agreement, dated as of December 15, 2021, as amended (the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company (the “Trustee”), allowing the Company to extend the Extended Termination Date from, December 15, 2024 until May 15, 2025, on a month-to-month basis (each such monthly extension, an “Extension Period”), by depositing into the Trust Account $0.05 per non-redeemed share of Class A Common Stock (each an “Extension Payment”), hereinafter, the “Trust Amendment”. We refer to this proposal as the “Trust Amendment Proposal.”

The Company will file a current report on Form 8-K with each monthly Extension Period, and will contribute the $0.05 per non-redeemed public share per month to extend the time to complete the Proposed Business Combination until May 15, 2025 on a month-to-month basis, commencing on the 15th day of each monthly Extension Period until the earlier of (x) the date of the special meeting held in connection with a stockholder vote to approve its initial business combination; (y) the last Extension Period for which an extension payment is made. The funds will continue to be held in the Trust Account which will maintain the investment of the Company’s trust assets in money market investment products.

On November 29, 2024, the redemption price per Class A Common Stock was approximately $11.49 (which is expected to be the same approximate amount on December 5, 2024, two (2) business days prior to the scheduled date of the Special Annual Meeting), based on the aggregate amount on deposit in the Trust Account which was $50,553,848.13 as of November 29, 2024 (including interest), and after deducting approximately $621,274 to pay allowable taxes, will be approximately $49,932,574.13, which will be divided by the total number of issued and outstanding public shares of Class A Common Stock. The closing price of the Class A Common Stock on Nasdaq on December 2, 2024 was $11.50.

Funds held in BurTech’s Trust Account, including any interest, will not be used to pay for any excise tax liabilities with respect to any future redemptions prior to or in connection with any extension,Business Combination or the liquidation of BurTech.

The Company cannot assure shareholders that they will be able to sell their Class A Common Stock in the open market, even if the market price per Class A Common Stock is lower than the redemption price stated above, as there may not be sufficient liquidity in its securities when such shareholders wish to sell their Class A Common Stock. The Company believes that such redemption right enables its holders of Class A Common Stock to determine whether to sustain their investments for an additional period if the Company does not complete a Business Combination on or before the Termination Date.

AMENDMENT NO. 3 TO THE

INVESTMENT MANAGEMENT TRUST AGREEMENT

This Amendment No. 3 (this “Amendment”), dated as of December 09, 2024, to the Investment Management Trust Agreement (as defined below) is made by and between BurTech Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company, as trustee (“Trustee”). All terms used but not defined herein shall have the meanings assigned to them in the Trust Agreement.

WHEREAS, the Company and the Trustee entered into an Investment Management Trust Agreement on December 10, 2021, as amended on March 10, 2023 and December 11, 2023 (the “Trust Agreement”);

WHEREAS, Section 1(i) of the Trust Agreement sets forth the terms that govern the liquidation of the Trust Account under the circumstances described therein;

WHEREAS, at a Special Annual Meeting of the Company held on December 09, 2024, the Company’s stockholders approved (i) a proposal to amend the Company’s second amended and restated certificate of incorporation (the “3rd A&R COI”) giving the Company the right to extend the date by which it has to consummate a business combination until May 15, 2025; and

1.   NOW THEREFORE, IT IS AGREED:

1.	Section 1(i) of the Trust Agreement is hereby amended and restated in its entirety as follows:

“(i) Commence liquidation of the Trust Account only after and promptly after receipt of, and only in accordance with, the terms of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, signed on behalf of the Company by its President, Chief Executive Officer and Chief Financial Officer and, in the case of a Termination Letter in a form substantially similar to that attached hereto as Exhibit A, acknowledged and agreed to by the Representative, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein; provided, however, that in the event that a Termination Letter has not been received by the Trustee before the date the Company has extended to complete the Business Combination, by depositing into the Trust Account an extension payment (the “Extension Payment”) of $0.05 per non-redeemed share on a month-to-month basis (each such monthly extension, an “Extension Period”), beginning on December 15, 2024 and continuing each month up to May 15, 2025 (the “Last Date”), the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B hereto and distributed to the Public Stockholders as of the Last Date. For example, if during the an Extension Period, the Company does not deposit the Extension Payment into the Trust Account by the 15th day of the month for the next Extension Period, then the Last Date shall be the last day of that month.”

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER &
TRUST COMPANY, as Trustee

By:	/s/ Francis Wolf
Name: Francis Wolf
Title: Vice President

BURTECH ACQUISITION CORP.

By:	/s/ Shahal Khan
Name: Shahal Khan
Title: Chief Executive Officer

— END OF SUPPLEMENT TO PROXY STATEMENT —